EXHIBIT 99.2

For Immediate Release

October 13, 2004

Contact:

Mario S. Levis
Senior Executive Vice President
& Treasurer
Tel. (787) 474-6709

DORAL FINANCIAL CORPORATION INCREASES QUARTERLY
DIVIDEND ON COMMON STOCK BY 20%

     San Juan, Puerto Rico, October 13, 2004 – Doral Financial Corporation (NYSE: DRL), a diversified financial services company, today announced that the Board of Directors voted to increase the regular quarterly cash dividend on the common stock from $0.15 to $0.18 per share, an increase of 20%. The dividend will be paid on December 3, 2004, to shareholders of record on November 12, 2004. Mr. Salomón Levis, Chairman of the Board and Chief Executive Officer stated that based on the outstanding financial results for the first nine months of 2004, he anticipated another excellent year for Doral Financial. The Chairman added that the Board of Directors believes that shareholders should share in the Company’s success and, therefore, voted once again to increase the quarterly dividend. This is the third dividend increase within twelve months for a total increase of 93%.

     The Company, a financial holding company is the largest residential mortgage lender in Puerto Rico, and the parent company of Doral Bank, Puerto Rico’s fastest growing commercial bank, Doral Securities, a Puerto Rico based investment banking and brokerage firm, Doral Insurance Agency, Inc. and Doral Bank, FSB, a federal savings bank based in New York City.

FORWARD LOOKING STATEMENTS

     This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

     The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from those anticipated or projected.

     The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.